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                                                                   Exhibit 10.11

                             AMENDMENT NO. I TO THE
                            DQE ENERGY SERVICES, INC.
                            EQUITY PARTICIPATION PLAN

          The DQE Energy Services Equity Participation Plan (the "EPP") was adopted by DQE Energy Services, Inc. (the "Company") effective January 1, 1999. Under the EPP, the Compensation Committee of the Board of Directors of the Company (the "Committee") has the authority and discretion to construe and interpret the EPP (Article III) and the power and authority to amend the EPP (Article VII). Section 5.3 of the EPP as originally adopted provides, in pertinent part, that "each Participant's Annual Payment Amount shall be proportionately reduced (but not below zero) to the extent that for any Fiscal Year for which the Company's after-tax return on average capital employed, as determined by the Committee in its sole discretion, is less than 8%." The Committee has determined that the intent of this provision was that no Annual Payment Amounts would be paid (i.e. all Annual Payment Amounts would be reduced to zero) with respect to any Fiscal Year of the Company for which the Company's after-tax return on capital employed is less than 8%, except for a Fiscal Year in which the Participants' Annual Payment Amounts cause the after-tax return on average capital employed for such Fiscal Year to be below 8%. In such a case, the Annual Payment Amounts for the Fiscal Year will be reduced until the after-tax return on capital employed for such Fiscal Year is at least 8%.

          In order to clarify the EPP, the Committee hereby adopts the following clarifying amendment effective January 1, 2001:

          1. Section 5.3 is amended to read in its entirety as follows:

                    Section 5.3 Annual Payment. If a Participant's Capital
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          Account is a positive number, and if the Participant attained all or a portion of his or her Performance Goals for the Fiscal Year, then as soon as administratively

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          practicable after the determination of each Participant's Annual
          Incentive Allocation for a Fiscal Year and the corresponding adjustment of Capital Accounts pursuant to Section 5.2(c), the Company shall distribute to each eligible Participant his or her Annual Payment Amount, which shall be equal to the excess of (a) the net cumulative amount of the Annual Incentive Allocations credited or debited to the Participant's Capital Account for all Fiscal Years to and including the most recently completed Fiscal Year times one-third (1/3) times the Participant's Performance Percentage for the Fiscal Year over (b) the total Annual Payment Amounts previously paid to the Participant under this Section 5.3.; provided, however, that each Participant's Annual Payment Amount shall be reduced to zero for any Fiscal Year for which the Company's after-tax return on average capital employed, as determined by the Committee in its sole discretion, is less than 8%; provided further, however, that if proportionately reducing each Participant's Annual Payment Amount to an amount greater than zero can result in an after-tax return on average capital employed for the Company, as determined by the Committee in its sole discretion, of at least 8%, then each Participant's Annual Payment Amount shall be reduced (proportionately among all Participants) by the minimum amount necessary to achieve an 8% after-tax return on capital employed. A Participant's Annual Payment Amount, if any, shall be paid in cash or in such other form that the Committee shall determine.

          2. Except as expressly modified hereunder, the EPP shall remain in full force and effect.

                                    Execution
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          This amendment has been executed on behalf of the Committee effective as of the lst day of January 2001.

                                       DQE Energy Services, Inc.


                                       By   /s/ Jack E. Saxer, Jr.
                                           -------------------------------------
                                           For the Compensation Committee
                                           of the Board of Directors

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